Exhibit 99.1

Avago Technologies Limited Announces Fourth Quarter

And Fiscal Year 2014 Financial Results

•	Quarterly net revenue from continuing operations up 25 percent sequentially

•	Quarterly GAAP gross margin from continuing operations of 50 percent; Quarterly Non-GAAP gross margin from continuing operations of 58 percent

•	Quarterly GAAP diluted EPS from continuing operations of $0.50; Quarterly Non-GAAP diluted EPS from continuing operations of $1.99

SAN JOSE, Calif., and SINGAPORE – December 3, 2014 – Avago Technologies Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the enterprise storage, wired, wireless and industrial end markets, today reported financial results for the fourth fiscal quarter and fiscal year ended November 2, 2014, and provided guidance for the first quarter of its fiscal year 2015.

Basis of Presentation

Avago completed the acquisitions of LSI Corporation (“LSI”) on May 6, 2014 and of PLX Technology Inc. (“PLX”) on August 12, 2014. Avago’s results include the operating results from LSI starting the third fiscal quarter of 2014 and from PLX starting in the fourth fiscal quarter of 2014. Avago also recently completed its dispositions of LSI’s flash and Axxia networking businesses. The financial results from the flash and Axxia businesses have been classified as discontinued operations in the Company’s financial statements and the results of operations from these businesses are not included in the results presented below, unless otherwise stated.

Fourth Quarter Fiscal Year 2014 GAAP Results from Continuing Operations

Net revenue from continuing operations was $1,590 million, an increase of 25 percent from $1,269 million in the previous quarter and an increase of 115 percent from $738 million in the same quarter last year.

Gross margin from continuing operations was $788 million, or 50 percent of net revenue. This compares with gross margin of $393 million, or 31 percent of net revenue last quarter, and gross margin of $346 million, or 47 percent of net revenue in the same quarter last year.

Operating expenses from continuing operations were $487 million. This compares with $555 million in the prior quarter and $176 million for the same quarter last year.

Income from operations was $301 million. This compares with a loss from operations of $162 million in the prior quarter and with income from operations of $170 million in the same quarter last year.

Fourth quarter net income, which includes the impact of discontinued operations, was $135 million, or $0.50 per diluted share. This compares with a net loss of $164 million, or ($0.65) per diluted share, for the prior quarter, and net income of $172 million, or $0.68 per diluted share, in the same quarter last year.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

The Company’s cash balance at the end of the fourth fiscal quarter was $1.6 billion, compared to $1.3 billion at the end of the prior quarter.

The Company generated $381 million in cash from operations in the fourth quarter and spent $189 million on capital expenditures.

On September 30, 2014 the Company paid a quarterly cash dividend of $0.32 per ordinary share, totaling approximately $81 million.

Fourth Quarter Fiscal Year 2014 Non-GAAP Results From Continuing Operations

The differences between our GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,610 million, an increase of 25 percent from $1,287 million in the previous quarter and an increase of 118 percent from $738 million in the same quarter last year.

Gross margin from continuing operations was $939 million, or 58 percent of net revenue. This compares with gross margin of $735 million, or 57 percent of net revenue last quarter, and gross margin of $374 million, or 51 percent of net revenue in the same quarter last year.

Income from continuing operations was $636 million, a 49% increase from $428 million in the prior quarter. Income from continuing operations was $229 million in the same quarter last year.

Net income from continuing operations was $556 million, or $1.99 per diluted share. This compares with net income of $347 million, or $1.26 per diluted share last quarter, and net income of $227 million, or $0.89 per diluted share in the same quarter last year.

Fourth Quarter Fiscal Year 2014 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q4 14	Q3 14	Q4 13	Q/Q			Y/Y
Net Revenue	$1,610	$1,287	$738		+25%			+118%
Gross Margin	58%	57%	51%		+1	ppt		+7	ppt
Operating Expenses	$303	$307	$145	-$	4		+$	158
Net Income	$556	$347	$227	+$	209		+$	329
Earnings Per Share - Diluted	$1.99	$1.26	$0.89	+$	0.73		+$	1.10

“We are very pleased with our fourth quarter performance where we sequentially grew revenue by 25% and operating income by 49%,” said Hock Tan, President and CEO of Avago Technologies Limited. “And we expect our business to sustain into the first quarter of 2015.”

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenue by Segment	Q4 14*	Q3 14*	Q4 13	Q/Q	Y/Y
Wireless Communications	39	28	47	73%	83%
Enterprise Storage	29	32	N/A	15%	—
Wired Infrastructure	22	27	33	1%	43%
Industrial & Other	10	13	20	-2%	13%

*	Represents percentages of non-GAAP net revenue

Key Statistics (Dollars in millions)	Q4 14	Q3 14	Q4 13
Cash From Operations	$381	$314	$212
Depreciation	$51	$46	$32
Amortization	$199	$211	$26
Capital Expenditures	$189	$95	$57
Non-GAAP Days Sales Outstanding	42	39	52
Non-GAAP Inventory Days On Hand	70	79	71

Fiscal Year 2014 Financial Results From Continuing Operations

GAAP net revenue from continuing operations was $4,269 million, an increase of 69 percent from $2,520 million in the prior year. GAAP gross margin was $1,877 million, or 44 percent of net revenue versus $1,198 million, or 48 percent of net revenue in fiscal year 2013. GAAP income from operations was $438 million. This compares with $552 million in the prior year. GAAP net income, which includes the impact from discontinued operations, was $263 million, or $0.99 per diluted share. This compares with GAAP net income of $552 million, or $2.19 per diluted share in fiscal year 2013.

Non-GAAP net revenue from continuing operations was $4,307 million, an increase of 71 percent from $2,520 million in the prior year. Non-GAAP gross margin was $2,421 million, or 56 percent of net revenue versus $1,282 million, or 51 percent of net revenue in fiscal year 2013. Non-GAAP income from continuing operations was $1,521 million. This compares with $740 million in the prior year. Non-GAAP net income was $1,343 million, or $4.90 per diluted share. This compares with Non-GAAP net income of $731 million, or $2.89 per diluted share in fiscal year 2013.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Fiscal Year 2014 Non-GAAP Results

			Change
(Dollars in millions, except EPS)	2014	2013	Y/Y
Net Revenue	$4,307	$2,520		+71%
Gross Margin	56%	51%		+5	ppt
Operating Expenses	$900	$542	+$	358
Net Income	$1,343	$731	+$	612
Earnings Per Share - Diluted	$4.90	$2.89	+$	2.01

First Quarter Fiscal Year 2015 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the first quarter of fiscal year 2015, ending February 1, 2015, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Flat to up 4%	$21M	Flat to up 4%
Gross Margin	48% plus/minus 1%	$146M	57.5% plus/minus 1%
Operating Expenses	$432M	$131M	$301M
Interest and Other	$56M		$56M
Taxes	$34M	$4M	$38M
Diluted Share Count	276M	7M	283M

Reconciling items include:

•	Non-GAAP Revenue includes $21 million of LSI intellectual property licensing revenue, not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin includes the effects of $21 million of LSI intellectual property licensing revenue and excludes the effects of $113 million of amortization of intangible assets, $6 million of share-based compensation expense, $2 million of restructuring charges, and $4 million of inventory step-up charges to record PLX inventory at fair value, as part of the purchase accounting for the PLX Technology acquisition;

•	Non-GAAP Operating Expenses exclude $59 million of amortization of intangible assets, $45 million of share-based compensation, $11 million of restructuring charges, and $16 million of acquisition-related costs; and

•	$4 million provision at the Taxes line, which represents the tax effects of the reconciling items noted above.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Capital expenditures for full fiscal year 2015 are expected to be approximately $600 million, of which approximately $200 million is expected to occur in the first quarter. For the first quarter depreciation is expected to be $52 million and amortization is expected to be $172 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations for the PLX acquisition, all of which are subject to revision. The guidance also excludes any impact from any further mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Barclays Global Technology Conference in San Francisco on December 10, 2014. Avago will also be meeting with investors on January 6 and January 7, 2015, at the 2015 International CES and presenting at the J.P. Morgan Tech Forum CES 2015 and the Citi Internet, Media and Telecommunication Tech Forum CES 2015 in Las Vegas.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2014, and to provide guidance for the first quarter of fiscal year 2015, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (877) 474-9506; International +1 (857) 244-7559. The passcode is 18490478. A replay of the call will be accessible one week after the call. To access the replay dial (888) 286-8010; International +1 (617) 801-6888; and reference the passcode: 28113597. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information includes the effect of purchase accounting on revenues, excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, purchase accounting effect on inventory, loss from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Avago’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Our product portfolio is extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include our ability to integrate and realize the expected benefits from our acquisition of LSI; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; increased dependence on the volatile, wireless handset market and on the enterprise storage market; delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI and PLX; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; the significant indebtedness incurred by us in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 12, 2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Contacts:

Avago Technologies Ltd.

Ashish Saran

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2014	August 3, 2014	November 3, 2013	November 2, 2014	November 3, 2013 (1)
Net revenue	$1,590	$1,269	$738	$4,269	$2,520
Cost of products sold:
Cost of products sold	678	560	368	1,911	1,251
Purchase accounting effect on inventory	10	200	5	210	9
Amortization of intangible assets	108	105	19	249	61
Restructuring charges	6	11	—	22	1

Total cost of products sold	802	876	392	2,392	1,322

Gross margin	788	393	346	1,877	1,198
Research and development	234	240	109	695	398
Selling, general and administrative	129	137	60	407	222
Amortization of intangible assets	91	91	7	197	24
Restructuring charges	33	87	—	140	2

Total operating expenses	487	555	176	1,439	646

Income (loss) from operations	301	(162)	170	438	552
Interest expense	(54)	(55)	—	(110)	(2)
Other income (expense), net	16	(2)	11	14	19
Loss on extinguishment of debt	—	—	(1)	—	(1)

Income (loss) before income taxes	263	(219)	180	342	568
Provision for (benefit from) income taxes	126	(99)	8	33	16

Income (loss) from continuing operations	137	(120)	172	309	552
Loss from discontinued operations (including a gain on disposal of $18 million in fiscal quarter and year ended November 2, 2014), net of income taxes	(2)	(44)	—	(46)	—

Net income (loss)	$135	$(164)	$172	$263	$552

Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.54	$(0.48)	$0.69	$1.23	$2.23
Loss per share from discontinued operations, net of income taxes	$(0.01)	$(0.17)	$—	$(0.18)	$—
Net income (loss) per share	$0.53	$(0.65)	$0.69	$1.05	$2.23

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.50	$(0.48)	$0.68	$1.16	$2.19
Loss per share from discontinued operations, net of income taxes	$—	$(0.17)	$—	$(0.17)	$—
Net income (loss) per share	$0.50	$(0.65)	$0.68	$0.99	$2.19

Shares used in per share calculations:
Basic	254	252	248	251	247
Diluted	272	252	253	267	252

Share-based compensation expense included in continuing operations:
Cost of products sold	$6	$6	$3	$18	$10
Research and development	19	20	8	57	30
Selling, general and administrative	24	24	11	78	37

Total share-based compensation expense	$49	$50	$22	$153	$77

(1)	Amounts for the fiscal year ended November 3, 2013 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED (1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2014	August 3, 2014	November 3, 2013	November 2, 2014	November 3, 2013
Net revenue	$1,610	$1,287	$738	$4,307	$2,520
Gross margin	$939	$735	$374	$2,421	$1,282
% of net revenue	58%	57%	51%	56%	51%
Research and development	$214	$219	$100	$632	$365
Selling, general and administrative	$89	$88	$45	$268	$177
Total operating expenses	$303	$307	$145	$900	$542
% of net revenue	19%	24%	20%	21%	22%
Income from operations	$636	$428	$229	$1,521	$740
Income before income taxes	$598	$371	$240	$1,425	$757
Provision for income taxes	$42	$24	$13	$82	$26
Net income	$556	$347	$227	$1,343	$731
Net income per share - diluted	$1.99	$1.26	$0.89	$4.90	$2.89
Shares used in per share calculation - diluted	280	276	255	274	253

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes acquisition-related revenue adjustments, purchase accounting effect on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss from discontinued operations and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2,	August 3,	November 3,	November 2,	November 3,
	2014	2014	2013	2014	2013
Net revenue on GAAP basis	$1,590	$1,269	$738	$4,269	$2,520
Acquisition-related purchase accounting revenue adjustment	20	18	—	38	—

Net revenue on non-GAAP basis	$1,610	$1,287	$738	$4,307	$2,520

Net revenue on GAAP basis	$1,590	$1,269	$738	$4,269	$2,520
Net revenue contribution from discontinued operations	57	104	—	161	—

Net revenue on GAAP basis including discontinued operations	1,647	1,373	738	4,430	2,520
Acquisition-related purchase accounting revenue adjustment from continuing operations	20	18	—	38	—
Acquisition-related purchase accounting revenue adjustment from discontinued operations	(1)	3	—	2	—

Net revenue on non-GAAP basis including discontinued operations	$1,666	$1,394	$738	$4,470	$2,520

Gross margin on GAAP basis	$788	$393	$346	$1,877	$1,198
Acquisition-related purchase accounting revenue adjustment	20	18	—	38	—
Purchase accounting effect on inventory	10	200	5	210	9
Amortization of intangible assets	108	105	19	249	61
Share-based compensation expense	6	6	3	18	10
Restructuring charges	6	11	—	22	1
Acquisition-related costs	1	2	1	7	3

Gross margin on non-GAAP basis	$939	$735	$374	$2,421	$1,282

Research and development on GAAP basis	$234	$240	$109	$695	$398
Share-based compensation expense	19	20	8	57	30
Acquisition-related costs	1	1	1	6	3

Research and development on non-GAAP basis	$214	$219	$100	$632	$365

Selling, general and administrative expense on GAAP basis	$129	$137	$60	$407	$222
Share-based compensation expense	24	24	11	78	37
Acquisition-related costs	16	25	4	61	8

Selling, general and administrative expense on non-GAAP basis	$89	$88	$45	$268	$177

Total operating expenses on GAAP basis	$487	$555	$176	$1,439	$646
Amortization of intangible assets	91	91	7	197	24
Share-based compensation expense	43	44	19	135	67
Restructuring charges	33	87	—	140	2
Acquisition-related costs	17	26	5	67	11

Total operating expenses on non-GAAP basis	$303	$307	$145	$900	$542

Income (loss) from operations on GAAP basis	$301	$(162)	$170	$438	$552
Acquisition-related purchase accounting revenue adjustment	20	18	—	38	—
Purchase accounting effect on inventory	10	200	5	210	9
Amortization of intangible assets	199	196	26	446	85
Share-based compensation expense	49	50	22	153	77
Restructuring charges	39	98	—	162	3
Acquisition-related costs	18	28	6	74	14

Income from operations on non-GAAP basis	$636	$428	$229	$1,521	$740

Income (loss) before income taxes on GAAP basis	$263	$(219)	$180	$342	$568
Acquisition-related purchase accounting revenue adjustment	20	18	—	38	—
Purchase accounting effect on inventory	10	200	5	210	9
Amortization of intangible assets	199	196	26	446	85
Share-based compensation expense	49	50	22	153	77
Restructuring charges	39	98	—	162	3
Acquisition-related costs	18	28	6	74	14
Loss on extinguishment of debt	—	—	1	—	1

Income before income taxes on non-GAAP basis	$598	$371	$240	$1,425	$757

Provision for (benefit from) income taxes on GAAP basis	$126	$(99)	$8	$33	$16
Income tax effects of non-GAAP reconciling adjustments	(84)	123	5	49	10

Provision for income taxes on non-GAAP basis	$42	$24	$13	$82	$26

Net income (loss) on GAAP basis	$135	$(164)	$172	$263	$552
Acquisition-related purchase accounting revenue adjustment	20	18	—	38	—
Purchase accounting effect on inventory	10	200	5	210	9
Amortization of intangible assets	199	196	26	446	85
Share-based compensation expense	49	50	22	153	77
Restructuring charges	39	98	—	162	3
Acquisition-related costs	18	28	6	74	14
Loss on extinguishment of debt	—	—	1	—	1
Income tax effects of non-GAAP reconciling adjustments	84	(123)	(5)	(49)	(10)
Loss from discontinued operations, net of income taxes	2	44	—	46	—

Net income on non-GAAP basis	$556	$347	$227	$1,343	$731

Shares used in per share calculation - diluted on GAAP basis	272	252	253	267	252
Non-GAAP adjustment	8	24	2	7	1

Shares used in per share calculation - diluted on non-GAAP basis(1)	280	276	255	274	253

Days sales outstanding on GAAP basis	45	42
Non-GAAP adjustment	(3)	(3)

Days sales outstanding on non-GAAP basis(2)	42	39

Inventory Days on Hand on GAAP basis	69	58	69
Non-GAAP adjustment	1	21	2

Inventory Days on Hand on non-GAAP basis(3)	70	79	71

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

AVAGO TECHNOLOGIES LIMITED

GAAP AND NON-GAAP NET REVENUE BY SEGMENT - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended
	November 2, 2014				August 3, 2014				November 3, 2013	Growth Rates
	GAAP		Non-GAAP		GAAP		Non-GAAP		GAAP	GAAP		Non-GAAP
	$	%	$	%	$	%	$	%	$	Q/Q	Y/Y	Q/Q	Y/Y
Net revenue by segment:
Wireless Communications	$628	40	$628	39	$364	29	$364	28	$344	73%	83%	73%	83%
Enterprise Storage	463	29	463	29	404	32	404	32	—	15%	—	15%	—
Wired Infrastructure	352	22	352	22	352	27	349	27	246	—	43%	1%	43%
Industrial & Other	147	9	167	10	149	12	170	13	148	-1%	-1%	-2%	13%

Total net revenue	$1,590	100	$1,610	100	$1,269	100	$1,287	100	$738

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	November 2, 2014	November 3, 2013 (1)
ASSETS

Current assets:
Cash and cash equivalents	$1,604	$985
Trade accounts receivable, net	782	418
Inventory	519	285
Assets held-for-sale	628	—
Other current assets	291	130

Total current assets	3,824	1,818
Property, plant and equipment, net	1,158	661
Goodwill	1,596	391
Intangible assets, net	3,617	492
Other long-term assets	296	53

Total assets	$10,491	$3,415

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$515	$278
Employee compensation and benefits	232	98
Current portion of long-term debt	46	—
Other current liabilities	236	47

Total current liabilities	1,029	423

Long-term liabilities:
Pension and post-retirement benefit obligations	506	62
Long-term debt, less current portion	5,463	—
Other long-term liabilities	250	44

Total liabilities	7,248	529

Shareholders’ equity:
Ordinary shares, no par value	2,009	1,587
Retained earnings	1,284	1,305
Accumulated other comprehensive loss	(50)	(6)

Total shareholders’ equity	3,243	2,886

Total liabilities and shareholders’ equity	$10,491	$3,415

(1)	Amounts as of November 3, 2013 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2,	August 3,	November 3,	November 2,	November 3,
	2014	2014	2013	2014	2013 (1)
Cash flows from operating activities:
Net income (loss)	$135	$(164)	$172	$263	$552

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	250	257	58	625	187
Share-based compensation	54	55	22	163	77
Tax benefits of share-based compensation	42	(12)	19	42	25
Excess tax benefits from share-based compensation	(39)	11	(14)	(39)	(17)
Amortization of debt discount and debt issuance costs	7	7	1	14	1
Gain from post-retirement medical plan curtailment and settlement	—	—	—	(3)	—
Gain on sale of discontinued operations	(18)	—	—	(18)	—
Other	1	10	(11)	11	(12)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(180)	11	(53)	(70)	(26)
Inventory	(6)	215	(1)	193	(55)
Accounts payable	52	(23)	9	13	22
Employee compensation and benefits	15	30	18	33	32
Other current assets and current liabilities	2	43	(4)	32	(58)
Other long-term assets and long-term liabilities	66	(126)	(4)	(84)	(6)

Net cash provided by operating activities	381	314	212	1,175	722

Cash flows from investing activities:
Acquisitions, net of cash acquired	(317)	(5,644)	(5)	(5,961)	(414)
Purchases of property, plant and equipment	(189)	(95)	(57)	(409)	(236)
Proceeds from sale of discontinued operations	450	—	—	450	—
Purchases of investments	—	—	(5)	—	(15)
Proceeds from sale of investments	21	—	13	35	13

Net cash used in investing activities	(35)	(5,739)	(54)	(5,885)	(652)

Cash flows from financing activities:
Proceeds from government grants	1	—	2	3	10
Proceeds from term loan borrowings	—	4,600	—	4,600	—
Proceeds from issuance of convertible senior notes	—	1,000	—	1,000	—
Debt repayments	(12)	—	—	(12)	—
Debt issuance costs	—	(124)	(2)	(124)	(2)
Payment on capital lease obligation	—	(1)	(1)	(1)	(2)
Issuance of ordinary shares	38	33	41	124	101
Repurchases of ordinary shares	—	—	(33)	(12)	(95)
Excess tax benefits from share-based compensation	39	(11)	14	39	17
Dividend payments to shareholders	(81)	(73)	(57)	(284)	(198)
Payments for settlement of acquisition liability	(4)	—	—	(4)	—

Net cash provided by (used in) financing activities	(19)	5,424	(36)	5,329	(169)

Net increase (decrease) in cash and cash equivalents	327	(1)	122	619	(99)
Cash and cash equivalents at beginning of period	1,277	1,278	863	985	1,084

Cash and cash equivalents at end of period	$1,604	$1,277	$985	$1,604	$985